SUPPLEMENT TO THE

SECOND AMENDED AND RESTATED SUPERVISION AND ADMINISTRATION

AGREEMENT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

November 1, 2020

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE:  Supervisory and Administrative Fee Reductions

Dear Sirs and Madams:

This will confirm the agreement between the undersigned (the “Trust”) and Pacific Investment Management Company LLC (the “Administrator”) as follows:

1.

This Trust is an open-end investment company organized as a Delaware statutory trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The Fund is a separate investment portfolio of the Trust.

2.

The Trust and the Administrator have entered into a Second Amended and Restated Supervision and Administration Agreement (the “Agreement”) dated February 29, 2012, pursuant to which the Trust has employed the Administrator to provide supervisory and administrative services to the Trust as set forth in that Agreement.

3.

The Trust and the Administrator hereby agree to amend Schedule A to the Agreement as of the date hereof to reflect fee rate changes for certain share classes of certain series of the Trust (the “Funds”) (the “Changed Classes”) and to make other ministerial edits. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

4.

This Supplement and the Agreement shall become effective with respect to the Changed Classes on November 1, 2020 and shall remain in effect with respect to the Changed Classes, unless sooner terminated as provided herein, for a period not to exceed one year from the effective date and shall continue thereafter on an annual basis with respect to the Changed Classes provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Changed Classes or the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Administrator, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to a Fund and each class thereof at any time, without the payment of any penalty: (i) by a vote of a majority of the entire Board of Trustees of the Trust or by a majority of the outstanding voting shares of the Fund and each class thereof, as applicable, or, with respect to a particular class of the Fund, by a vote of a majority of the outstanding shares of such class, on 60 days’ written notice to the

Administrator; or (ii) after the initial period commencing on the effective date, by the Administrator at any time on 60 days’ written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES

By:
Title:	Treasurer

ACCEPTED

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Title:	Managing Director

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 1, 2020

Institutional and Administrative Classes - Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.20	0.30
PIMCO RAE Emerging Markets Fund	0.10	0.15	0.25
PIMCO RAE Global ex-US Fund	0.10	0.05	0.15
PIMCO RAE Global Fund	0.10	0.05	0.15
PIMCO RAE International Fund	0.10	0.10	0.20
PIMCO RAE US Fund	0.10	0.05	0.15
PIMCO RAE US Small Fund	0.10	0.05	0.15
PIMCO REALPATH® Blend Income Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2025 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2030 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2035 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2040 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2045 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2050 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2055 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2060 Fund	0.02	0.00	0.02

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 1, 2020

Class I-2 – Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.30	0.40
PIMCO RAE Emerging Markets Fund	0.10	0.25	0.35
PIMCO RAE Global ex-US Fund	0.10	0.15	0.25
PIMCO RAE Global Fund	0.10	0.15	0.25
PIMCO RAE International Fund	0.10	0.20	0.30
PIMCO RAE US Fund	0.10	0.15	0.25
PIMCO RAE US Small Fund	0.10	0.15	0.25

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 1, 2020

Class I-3 – Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.40	0.50
PIMCO RAE US Fund	0.10	0.25	0.35

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 1, 2020

Classes A and C - Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.30	0.40
PIMCO RAE Emerging Markets Fund	0.10	0.25	0.35
PIMCO RAE Global ex-US Fund	0.10	0.15	0.25
PIMCO RAE Global Fund	0.10	0.15	0.25
PIMCO RAE International Fund	0.10	0.20	0.30
PIMCO RAE US Fund	0.10	0.20	0.30
PIMCO RAE US Small Fund	0.10	0.20	0.30
PIMCO REALPATH® Blend Income Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2025 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2030 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2035 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2040 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2045 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2050 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2055 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2060 Fund	0.10	0.17	0.27

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 1, 2020

Class R - Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO REALPATH® Blend Income Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2025 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2030 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2035 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2040 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2045 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2050 Fund	0.10	0.17	0.27
PIMCO REALPATH® Blend 2055 Fund	0.10	0.17	0.27

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of November 1, 2020

Class T - Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO RAE Emerging Markets Fund	0.10	0.25	0.35

1 Core Expenses includes custody, portfolio accounting and tax preparation expenses.